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                                                                     Exhibit 3.1





                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            COLONY RIH HOLDINGS, INC.

                     Pursuant to Sections 241 and 245 of the
                        Delaware General Corporation Law



                  THE UNDERSIGNED, being the duly appointed Vice President and Secretary of Colony RIH Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), for the purpose of amending and restating the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") filed pursuant to Section 102 of the DGCL, hereby certifies, pursuant to Sections 241, 245 and 103 of the DGCL, as follows:

                  FIRST: That the Certificate of Incorporation was filed on the March 7, 2001 with the Secretary of State of the State of Delaware.

                  SECOND: The amendment and restatement effected hereby was duly authorized by a majority of the Board of Directors in accordance with the provisions of Sections 241 and 245 of the DGCL and shall be executed, acknowledged and filed in accordance with Section 103 of the DGCL.

                  THIRD: That the Corporation has not received any payment for any of its stock.

                  FOURTH: That the Certificate of Incorporation is hereby amended and restated in full to read as follows:

                                   ARTICLE I.

                  The name of the corporation (the "Corporation") is: Colony RIH Holdings, Inc.

                                  ARTICLE II.

                  The address of the registered office of the Corporation in the State of Delaware is: 2711 Centerville Road, Suite 400, County of New Castle, Wilmington, Delaware 19808. The name of the registered agent of the Corporation at such address is The Corporation Service Company.


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                                  ARTICLE III.

                  The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV.

         Section 4.1. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is (a) 1,100,000 shares of Common Stock, consisting of 600,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and 500,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock") and, together with the Class A Common Stock, the "Common Stock"), and (b) 50,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

         Section 4.2. Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions. Notwithstanding the foregoing, the rights of each holder of Preferred Stock shall be subject at all times to compliance with all gaming and other statutes, laws, rules and regulations applicable to the Corporation and such holder at that time.

         Section 4.3. Class A Common Stock and Class B Common Stock.

         (a) Ranking. Except as provided in this Section 4.3, the Class A Common Stock and the Class B Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters, including rights in liquidation.

         (b) Dividends. Subject to the rights of holders of Preferred Stock, when, as and if dividends are declared on the Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share equally, share for share, in such dividends; provided that if dividends or distributions are declared that are payable in shares of, or in subscription or other rights to acquire shares of, Class A Common Stock or Class B Common Stock, dividends or distributions



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payable in shares of, or in subscription or other rights to acquire shares of, any particular class of Common Stock shall be payable only to holders of such class of Common Stock.

         (c) Conversion. Each of Colony Investors IV, L.P., a Delaware limited partnership, and its successor entities and affiliates (as such term is defined in Rule 501(b) under the Securities Act of 1933, as amended) (collectively, the "Designated Class B Holders") shall have the right at any time, at their option, to convert any of their shares of Class B Common Stock into an equal number of shares of Class A Common Stock, without cost. So long as the Designated Class B Holders in the aggregate hold at least one share of Class B Common Stock, no holder of Class B Common Stock who is not a Designated Class B Holder may convert such stock into Class A Common Stock without the prior written consent of Designated Class B Holders holding a majority of the outstanding Class B Common Stock then held by Designated Class B Holders (which consent may be granted in each such holder's sole and absolute discretion). At any time that no Designated Class B Holder holds any Class B Common Stock, each holder of Class B Common Stock who is not a Designated Class B Holder shall have the right, at its option, to convert any of its share of Class B Common Stock into an equal number of shares of Class A Common Stock, without cost. Notwithstanding the foregoing, the rights of each holder of Class B Common Stock to convert such stock into Class A Common Stock shall be subject at all times to compliance with all gaming and other statutes, laws, rules and regulations applicable to the Corporation and such holder at that time. So long as the Corporation shall continue to be an entity qualifier with the New Jersey Casino Control Commission, the Designated Class B Holders shall only be permitted to convert shares of Class B Common Stock into shares of Class A Common Stock as part of or following an in kind distribution of the entire interest of Colony Investors IV, L.P. in the shares of the Corporation and, to the extent required, only after being found qualified by the New Jersey Casino Control Commission. Upon any distribution of shares of Class B Common Stock to the limited partners of Colony Investors IV, L.P., such limited partners shall obtain qualification or waiver to the extent required by the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq.

         (d) Subdivisions and Combinations of Shares. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be likewise subdivided or combined.

         (e) Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Class A Common Stock and holders of Class B Common Stock shall receive a pro rata distribution of any remaining assets after payment or provision for liabilities and the liquidation preference on Preferred Stock, if any.

         (f) Reservation of Class A Common Stock for Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of the Class B Common Stock, such number of shares of Class A Common Stock as may be issued upon conversion of all outstanding Class B Common Stock.

         (g) Voting Rights. The holders of Class A Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and except as otherwise required by the General Corporation Law of the State of Delaware, the holders of the



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Class B Common Stock shall have no right to vote on any matter to be voted on by the stockholders of the Corporation (including, without limitation, any election or removal of the directors of the Corporation) and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

         (h) Consideration for Shares. The Common Stock and Preferred Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors.

         (i) Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

         (j) Cumulative Voting For Directors. No stockholder of the Corporation shall be entitled to cumulative voting of his shares for the election of directors.

         (k) Preemptive Rights. No stockholder of the Corporation shall have any preemptive rights.

                                   ARTICLE V.

         Section 5.1. Issuance of Securities in accordance with Gaming Laws. The Corporation shall not issue any stock or securities except in accordance with the provisions of the New Jersey Casino Control Act (the "NJCCA") and the regulations promulgated thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (a) the Corporation shall cease to be subject to the jurisdiction of the New Jersey Casino Control Commission (the "Commission"), or (b) the Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

         Section 5.2. Transfer of Securities in accordance with the NJCCA. No stock or securities issued by the Corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever, except in accordance with the provisions of the NJCCA and the regulations promulgated thereunder. The Corporation has the absolute right to repurchase at the lesser of the market price and the purchase price, any security, share or other interest in the Corporation in the event the Commission disapproves a transfer in accordance with the provisions of the NJCCA or the Commission determines that the holder of any security, share or other interest in the Corporation is unsuitable to hold such security, share or other interest in the Corporation. Any transfer in violation thereof shall be ineffective until (a) the Corporation shall cease to be subject to the jurisdiction of the Commission, or (b) the Commission shall validate said transfer or waive any defect in said transfer.

         Section 5.3. Unsuitability to Hold Securities. If the Commission at any time determines that a holder of stock or other securities of this Corporation is unsuitable to hold such securities, then until such securities are held by persons found by the Commission to be suitable to hold them, (a) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, or to exercise, directly or indirectly or through any proxy,



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trustee or nominee, any voting or other right conferred by such securities, and such securities shall not for any purposes be included in the securities of the Corporation entitled to vote, and (c) neither the Corporation nor any affiliate of the Corporation shall pay any remuneration in any form to the holder of the securities.

                                  ARTICLE VI.

                  Meetings of stockholders may be held within or without the State of Nevada, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Nevada Private Corporation Law) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                  ARTICLE VII.

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 ARTICLE VIII.

                  The name and mailing address of the Incorporator is as follows:

                              Adam Turteltaub, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                          New York, New York 10019-6099

                                  ARTICLE IX.

                  In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors of the Corporation (the "Board").

                                   ARTICLE X.

                  Elections of directors need not be by written ballot.

                                  ARTICLE XI.

         (a) The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in



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settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article XI.

         (d) The indemnification and other rights set forth in this Article XI shall not be exclusive of any provisions with respect thereto in the by-laws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

         (e) Neither the amendment nor repeal of this Article XI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with
Article XI, shall eliminate or reduce the effect of this Article XI in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article XI if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.



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         (f) No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director:

                  (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders;

                  (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                  (iii) under Section 174 of the General Corporation Law of the State of Delaware; or

                  (iv) for any transaction from which the director derived an improper personal benefit.

                  If the General Corporation Law of the State of Delaware is amended after April 2, 2001 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.




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                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed in its name and on its behalf by its Vice President and Secretary on this 2nd day of April, 2001.



                                                      By:  /s/ Nicholas L. Ribis
                                                         -----------------------
                                                      Name:  Nicholas L. Ribis
                                                      Title: Vice President and
                                                             Secretary




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